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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Registration Statement No. 33-301101 on Form S-3 and in Registration Statement No. 33-41577 on Form S-8 and the use of our reports dated February 14, 1997, except for Note 4 which is dated April 29, 1997 and March 6, 1996, with respect to the consolidated financial statements and additional information of HIP of New Jersey, Inc. for the years ended December 31, 1996, 1995, and 1994 included in Form 8-K/A dated January 16, 1998.

                                             /s/ Ernst & Young LLP




Iselin, New Jersey
January 16, 1998